SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (earliest event reported)   October 27, 2000
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                         ACCELR8 TECHNOLOGY CORPORATION
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             (Exact name of registrant as specified in its charter)


        Colorado                      0-11485                     84-1072256
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
   of incorporation)                                        Identification No.)

        303 East Seventeenth Avenue, #108, Denver, Colorado 80203
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (303) 863-8088
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          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS

     On October 27, 2000, Accelr8 Technology Corporation ("Accelr8") entered into a non-binding letter of intent (the "LOI") to purchase the OpTest Technology assets ("OpTest") from DDx, Inc. (DDx). Management believes that the OpTest platform technologies have a wide range of potential applications to human and veterinary clinical and point of care diagnostics for the purpose of rapid detection and quantification of molecular and microscopic scale affinity binding events. Potential applications of the technology, among others include detecting or measuring toxic bacteria, such as E. coli 0157:H7 or salmonella in food, water and beverages and their processing, detection of human and animal diseases, and high throughput screening to accelerate discovery of new drugs and drug targets.

     Consideration to be paid by Accelr8 to DDx at the time of closing shall be $500,000 in cash and shares of Accelr8 common stock having a value of $2,500,000. The number of Accelr8 common shares to be issued to DDx shall be equal to the product of a fraction wherein the numerator is $2,500,000 and the denominator is the cash and cash equivalent value per share of Accelr8's issued and outstanding common shares. Accelr8's financial information and common shares issued and outstanding to be used for the determination of the cash and cash equivalent value per share shall be set forth in the definitive asset purchase agreement (the "Agreement"), but it is the intent of the parties that DDx shall be protected from variations in Accelr8's common shares issued and outstanding and/or cash and cash equivalents that cause the value to fall outside of the range of $1.30 to $1.40 shares.

     In addition, Accelr8 will commit to invest a minimum of $1,000,000 to further develop the OpTest Technology during the twelve months following the Closing.

     On November 1, 2000, Accelr8 announced through a press release its entry into the LOI with DDx to acquire the OpTest Technology assets. Copies of the press release, the LOI and the amendment to the LOI (the "Amendment) are attached hereto as exhibits. The description of the proposed acquisition of the OpTest assets set forth herein, is qualified in its entirety by the more complete information contained in the LOI and the Amendment to the LOI.

     The following exhibits are filed as part of this current report on Form
8-K.


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     INDEX OF EXHIBITS

     EXHIBIT NO.
     -----------

     EXHIBIT 99.1       Letter of Intent dated October 27, 2000

     EXHIBIT 99.2       Amendment to the Letter of Intent dated October 30, 2000

     EXHIBIT 99.3       Press Release, dated November 1, 2000


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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ACCELR8 TECHNOLOGY CORPORATION
                                         ------------------------------
                                                   (Registrant)


Date: December 18, 2000                  By:  /s/  Thomas V. Geimer
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                                                   Thomas V. Geimer, Chairman
                                                   and Chief Executive Officer